INTL FCStone®

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on February 22, 2017.

Vote by Internet

- Go to **http://www.envisionreports.com/INTL**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2 – 4, and FOR a frequency of every THREE YEARS on Proposal 5.

+

1. Election of Directors:

01 - Paul G. Anderson	02 - Scott J. Branch	03 - John Fowler	04 - Edward J. Grzybowski
05 - Daryl K. Henze	06 - Bruce W. Krehbiel	07 - Sean M. O'Connor	08 - Eric Parthemore
09 - John Radziwill			

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

____

Proposal	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2017 fiscal year.	☐	☐	☐
3. To approve the proposed INTL FCStone Inc. 2017 Restricted Stock Plan.	☐	☐	☐
4. To approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
5. Executive Compensation Frequency Shareholder Vote.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X +

02HT4C

Notice of 2017 Annual Meeting of Shareholders The Grand Bohemian Hotel at 325 S. Orange Avenue Orlando, Florida 32801 Proxy Solicited by Board of Directors for Annual Meeting on February 23, 2017 John Radziwill or Sean M. O’Connor, (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of INTL FCStone Inc. to be held on February 23, 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR a frequency of every THREE YEARS on Proposal 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) . Proxy — INTL FCSTONE INC. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 23, 2017 Change of Address — Please print your new address below. Comments — Please print your comments below. C Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. + + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q